CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Post-Effective Amendment No. 5 to Registration Statement No. 333-160131 on Form N-4 of our report dated February 28, 2011, relating to the financial statements and financial highlights of Separate Account A, comprised of Cash Management (formerly named Money Market), Diversified Bond, Floating Rate Loan, High Yield Bond, Inflation Managed, Managed Bond, Short Duration Bond, American Funds® Growth, American Funds Growth-Income, Comstock, Dividend Growth (formerly named Diversified Research), Equity Index, Focused 30, Growth LT, Large-Cap Growth, Large-Cap Value, Long/Short Large-Cap, Main Street® Core, Mid-Cap Equity, Mid-Cap Growth, Mid-Cap Value, Small-Cap Equity, Small-Cap Growth, Small-Cap Index, Small-Cap Value, Health Sciences, Real Estate, Technology, Emerging Markets, International Large-Cap, International Small-Cap, International Value, American Funds Asset Allocation, Pacific Dynamix — Conservative Growth, Pacific Dynamix — Moderate Growth, Pacific Dynamix — Growth, Invesco V.I. Global Multi-Asset Series II (formerly named AIM V.I. PowerShares ETF Allocation Series II), Invesco Van Kampen V.I. Global Tactical Asset Allocation Series II (formerly named Van Kampen LIT Global Tactical Asset Allocation Class II), AllianceBernstein VPS Balanced Wealth Strategy Class B, BlackRock Capital Appreciation V.I. Class III, BlackRock Global Allocation V.I. Class III, Franklin Templeton VIP Founding Funds Allocation Class 4, Mutual Global Discovery Securities Class 2, GE Investments Total Return Class 3, Lord Abbett International Core Equity Class VC, Lord Abbett Total Return Class VC, MFS Value Series — Service Class, PIMCO Global Multi-Asset — Advisor Class, JPMorgan Insurance Trust Equity Index, and JPMorgan Insurance Trust U.S. Equity Variable Accounts, appearing in the Annual Report on Form N-30D of Separate Account A of Pacific Life & Annuity Company for the year or period ended December 31, 2010, and to the reference to us under the heading “Independent Registered Public Accounting Firm and Independent Auditors” in the Statement of Additional Information, which is part of such Registration Statement.
/s/ DELOITTE & TOUCHE LLP
Costa Mesa, California
April 22, 2011

CONSENT OF INDEPENDENT AUDITORS
We consent to the use in this Post-Effective Amendment No. 5 to Registration Statement No. 333-160131 on Form N-4 of our report dated March 30, 2011 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to changes in the method of accounting and reporting for other than temporary impairments of debt and equity securities for 2009), relating to the financial statements of Pacific Life & Annuity Company appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the reference to us under the heading “Independent Registered Public Accounting Firm and Independent Auditors” also in such Statement of Additional Information.
/s/ DELOITTE & TOUCHE LLP
Costa Mesa, California
April 22, 2011